SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 11, 1999
                                                        -----------------

                                  SHANECY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                    0-25521            88-0414076
     ----------------------------      ------------      -------------------
     (State or other jurisdiction      (Commission         (IRS Employer
        of incorporation)              File Number)      Identification No.)


            1530-625 Howe Street, Vancouver, British Columbia V6C2T6
            ----------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code (604) 889-1584
                                                           --------------

                 13640 WHITE ROCK STATION ROAD, POWAY, CA 92064
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         Item 1 Changes in Control of Registrant, Item 2 Acquisition or Disposition of Assets and Item 5 Other Events.

         Change in Control

         On November 11, 1999, the two directors of Shanecy, Inc. (the "Company"), Ann Myers and Jill Wright, appointed Jason W. Galanis and Kevin L. Washington to replace them and resigned. On November 19, 1999, Harry J. Weitzel joined the Company as Chairman of the Board and Chief Executive Officer, Michael Bodnar became Treasurer, Chief Financial Officer and a director, Dr. Rory F. Knight became a director, and Leighton A. Bloom was appointed Chief Information Officer.

         Change of Business Direction

         The Company, under the direction of its new Board, has initiated a business plan to act as a publicly traded venture capital company that intends to concentrate on businesses using the Internet to provide products and services to the moderate income consumer market. It believes that this market has been largely under served by the majority of such companies. Accordingly, the Board has determined that investing in these companies will promote its primary objective of enhancing long-term value for the Company's shareholders.

         The Company intends to invest with entrepreneurs who management believe demonstrate superior strategies in ventures which support the consumer oriented Internet applications noted above. These strategies should include utilizing payment vehicles such as credit, debit and smart cards or other electronic wallet technologies as well as consumer information management systems relating to, among other things, data mining, consumer profiling and demographic selection. The Company's management plans to assume an active role by implementing what it believes will be appropriate managerial and fiscal discipline. It intends to augment the Company's venture investments with support services including financing, personnel recruitment, technology and marketing.

         Management has determined that an investment strategy concentrating on synergistic Internet companies is in the best interests of the Company's shareholders. The Company plans to develop its business model based on an organization wherein a group of inter-related companies maintain some common equity ownership, act as preferred customers and provide management and financial support to each member. Management believes that the transactions described herein support several aspects of this business strategy by acquiring (a) a consumer-oriented Internet business that expects to add Internet subscribers which, in management's opinion, may in the future serve as a pre-defined customer base for other investments of the Company; (b) proprietary database technology and an associated gross royalty stream which should provide a predictable cash flow; and (c) senior management with diversified professional experience and resources.

         The Company will attempt to maximize shareholder value in its constituent companies by seeking initial public offerings, rights offerings, mergers, sales, acquisitions and similar transactions for these companies, and/or by distributing their shares to its shareholders. No assurance can be given, however, that the Company will be successful in consummating any of these transactions.

         Description of Transactions

         On November 11, 1999, as the initial step in implementing its strategy, the Company entered into two acquisition transactions. It agreed with
         K. Washington-Galanis Investments LLC, a private investment entity controlled by Messrs. Washington and Galanis, to acquire CASA@Home, Inc. ("CASA") for 2 million shares of its common stock (the "Common Stock"). It also agreed with Thesseus International Asset Fund NV
         ("Thesseus") to acquire 100% of Eikos Acquisition, Ltd. ("EAL). Thesseus is a closed-end venture capital fund formed in November 1997 in the Netherlands Antilles. It engages in the identification, analysis and acquisition of growth companies, concentrating its investments primarily in financial services companies with an information technology orientation. Messrs. Galanis and Washington are affiliates of Thesseus.

                               Page 2 of 9 Pages

         As consideration for EAL, the Company issued 1.5 million shares of Common Stock and granted Thesseus a contractual right to receive 8.5 million shares of convertible preferred stock (the "Preferred Stock") immediately after the Company's Articles of Incorporation are amended to authorize the Company to issue preferred stock. Such amendment will require shareholder approval. Each share of Preferred Stock, subject to anti dilution provisions, will be convertible into one share of Common Stock. The Preferred Stock and any Common Stock into which it may be converted are subject to a two year put and call option between Thesseus and Messrs. Washington and Galanis. The aggregate price for exercising this option is $6.69 million.

         CASA@Home, Inc.

         CASA is a recently formed Internet-based service provider specializing in financial services. It plans to offer moderate income consumers access to what it believes are the pricing transparency benefits of the Internet. It has created database mining technology for application in an Internet Service Provider ("ISP") environment which it intends to develop. CASA intends to use proprietary systems it has developed to analyze consumer buying patterns with the objective of delivering highly targeted and value-added services to its Subscribers. It has entered into an agreement with companies affiliated with Thesseus that have issuing agreements with non-affiliated credit card issuers pursuant to which it will be permitted issue a new VISA(R) credit card to each of its Subscribers. The card will provide the Subscriber with a payment mechanism for e-commerce transactions CASA plans to facilitate while simultaneously providing the Company with statistically based information to better assess individual customer requirements.

         CASA plans to become an initiating ISP for consumers who are inexperienced with the Internet. It will concentrate on moderate income consumers who must direct the great proportion of their income towards non-discretionary spending, such as food, housing, transportation and clothing. Because the Internet has provided the means to lower the offering, distribution and transaction costs for these types of expenditures, CASA believes that its systems should offer its Subscribers the ability to reduce these expenditures and thereby increase income available for discretionary spending. The Company believes that a substantial number of moderate-income households have restricted or no access to the Internet. It intends to act as a financial services portal, merging information from the ongoing examination of customer profile, credit bureau file and credit card buying patterns. It will use various currently existing Internet search engines to gather comparative information on the cost of goods and services in order to secure reduced prices for the non-discretionary as well as discretionary expenditures of its Subscribers.

         CASA believes that this socio-demographic population is under-served by other ISPs. Based on research conducted by management, the Company estimates that this population approximates 42 million households. CASA believes that the extensive experience of its management with this group (see "Directors and Executive Officers" below) should provide it with a competitive advantage in acquiring subscribers and applying information technology in determining customer preferred services. It will seek to act as an information filter for its Subscriber base through refinements provided by customer usage and feedback.

         CASA anticipates that it will begin to solicit subscribers in the first quarter of 2000. The Company estimates that CASA will require approximately $1.5 million to implement its initial marketing plan. Substantial additional funding will also be required to support CASA's ongoing development and operations. CASA plans to seek such funding through equity and/or debt financing as well as from commercial financing sources that may be available for the credit card receivables that CASA develops. The Company currently has no commitments for such financing and no assurance can be given that it will be able to obtain financing on acceptable terms, if at all. In addition, because CASA has been newly organized and has not yet commenced operations, no assurance can be given that its business will ever generate material revenue or be commercially viable.


                               Page 3 of 9 Pages

         Eikos Acquisition Limited

         Eikos Acquisition Limited ("EAL") is a corporation formed in October 1999 under the laws of the Isle of Man. Its only material asset is a 49.5% equity interest in Eikos Management LLC ("Eikos"), a limited liability company formed under the laws of the Isle of Man on October 22, 1997. The principal asset of Eikos is a Mutual Business Development Agreement (the "MBDA") dated October 8, 1996, as amended December 16, 1997 and September 1, 1998, with The Credit Store, Inc., a Delaware corporation with offices in Sioux Falls, South Dakota. Mr. Galanis was a founder of The Credit Store and developed certain database mining technology and computer-based business methodology which was used by The Credit Store in its operations. The Credit Store, which is now unaffiliated with Mr. Galanis, is a nationwide financial services company engaged in the acquisition and recovery of non-performing consumer receivables and the origination and servicing of credit cards. It acquires portfolios of non-performing consumer receivables and originates new credit cards to those consumers who satisfy certain credit criteria and agree to pay all or a portion of the outstanding amount due on their debt.

         Pursuant to the MBDA, Eikos is entitled to receive a license fee (the "Fee"), in cash and performing credit card receivables, equal to from 3% to 5% of gross credit card receivable originations (as defined in the MBDA) produced by The Credit Store up to $24 million during a period ending in September 2004. Approximately $1.7 million of this amount had been paid prior to the Company's acquisition of EAL. As amended, the MBDA obligates The Credit Store to pay Eikos $75,000 per month in cash through September 2004 and accrue any Fee overage. At that time the parties will determine the aggregate amount of the Fee then earned by Eikos and any difference between the amount earned up to an aggregate of $24 million and the amount previously paid will be remitted to Eikos by The Credit Store. In consideration for the accrual, The Credit Store is also obligated to pay Eikos a monthly deferral fee of $22,500 in cash or, at its option, $25,000 in performing credit cards, during the same period.

         The Company can make no representation as to the amount of the Fee it will receive since this amount will be based on factors beyond the Company's control. These include, among others, the financial resources of The Credit Store and its ability to generate credit card receivables. In addition, Eikos is administered by Ionian Trust Company Limited ("Ionian"), pursuant to an agreement (the "Administration Agreement") dated August 31, 1998. The Administration Agreement grants Ionian the right to determine the amount and timing of any distributions that may be made to the members of Eikos. Accordingly, although EAC has, in effect, a 49.5% interest in the MBDA, Ionian will control the amount and timing of any distributions to EAC resulting from Fees generated by the MBDA. Ionian is a Republic of Ireland corporation with an office at 65 Cliff Road, Tramore, County Waterford, Republic of Ireland. Derek Galanis is the controlling shareholder of Ionian. He is the of brother of Jason Galanis and owns approximately 9.9% of the Company's Common Stock.

         The MBDA also permits Eikos to use, outside of the United States and Canada, proprietary technology developed at The Credit Store and other intellectual property relating to the administration and information processing of databases connected with consumer credit cards and the electronic consumer credit business generally.

         In  addition  to  its  interest  in  EAL,   CASA  has  a  portfolio  of
         non-performing credit cards which it acquired from an affiliate of Thesseus. Management believes that this portfolio has limited value.

         Forward-Looking Statements

         There are forward-looking statements in this document, and in the Company's public documents to which they may refer, that are subject to risks and uncertainties in addition to those set forth above. These forward-looking statements include information about possible or assumed future results of the Company's operations. Also, when any of the words "may," "will," "believes," "expect," "anticipate," "estimate," "continue" or similar expressions are used, the Company is making forward-looking statements. Many possible events or factors, including but not limited to those set forth herein, could affect future financial results and performance. This could cause Company results or performance to differ materially from those expressed in any forward-looking statements. These and other risks are described in the Company's other publicly filed documents and reports that are available from the Company and from the SEC.

                               Page 4 of 9 Pages

         Directors and Executive Officers

         The current directors and executive officers of the Company are:

         Name                         Age   Position
         ----                         ---   --------
         Harry J. Weitzel (1)         61    Chairman of the Board of Directors
                                            and Chief Executive Officer

         Jason W. Galanis (1)         29    President, Chief Operating Officer
                                            and Director

         Kevin Washington             27    Secretary and Director

         Michael Bodnar (1)           51    Treasurer, Chief Financial Officer
                                            and Director

         Dr. Rory F. Knight           46    Director

         Leighton A. Bloom (1)        64    Chief Information Officer

         (1) These individuals are also officers and/or directors of CASA and will devote a portion of their time allocated to the Company's affairs to the business of CASA. Mr. Weitzel is Chairman of the Board, Mr. Galanis is President, Chief Executive and Operating Officer and a Director, Mr. Bodnar is Chief Financial Officer, Secretary/Treasurer and a Director, and Mr. Bloom is Chief Information Officer.

         All of the Company's officers and directors are affiliates of Thesseus except for Mr. Bloom. Messrs. Galanis, Weitzel and Dr. Knight are directors, Mr. Bodnar is Chief Financial Officer and Mr. Washington is a major stockholder.

         At each annual meeting of shareholders, all of the directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Each officer is elected by, and serves at the discretion of, the board of directors. Messrs. Weitzel and Galanis will devote substantially all of their time to the Company's business, Mr., Bodnar will devote approximately 75% of his time to the Company's business, and Messrs. Bloom and Washington will devote approximately 50% of their time to the Company's business. Dr. Knight will devote such time to the Company's affairs as is necessary to discharge his duties. There are no family relationships among any of the directors.

         Harry J. Weitzel. Mr. Weitzel currently is, and has been since June 1998, the Managing Principal of Cedar Cove Advisors, LLC, a private investment management and financial advisory firm located in Lexington Park, Maryland. From August 1996 to May 1998 he was the CEO of Pacific Consumer Funding, LLC, ("PCF") a major national originator, servicer and seller of sub-prime consumer loans located in Dallas, Texas. Mr. Weitzel continues to serve as a consultant to Pacific USA Holdings Corp., PCF's parent. From January 1992 to July 1996, Mr. Weitzel was President of the Consumer Asset Management Division ("CAMD"), formerly CLS, of Electronic Data Systems Corporation. Under Mr. Weitzel's direction, CAMD became a leading provider of consumer loan out-sourcing services in the United States and actively participated with clients in the creation of national financial conduits for various types of consumer loans. Prior to joining CAMD, Mr. Weitzel was with MNC Financial Corporation (a major commercial bank holding company) for 30 years, retiring as President of MNC Retail Services Corporation, its consumer finances subsidiary. While at MNC, Mr. Weitzel also oversaw its international merchant banking operation, which was headquartered in London and served as Chairman of its Luxembourg bank subsidiary. He also served as a director of MBNA which, since 1982, has developed into the world's third largest credit card lender with over $50 billion in consumer receivables. Mr. Weitzel was also a founder of Thesseus and has served as a director since its inception.


                               Page 5 of 9 Pages

         Jason W. Galanis. Mr. Galanis is a principal of Vianden Capital Management, L.L.C., the investment advisor to Thesseus, which he founded in December 1997. He is a managing director of KnightVianden, a financial services company which he co-founded with Dr. Knight and Mr. Washington in October 1998. In June 1992 he co-founded, with his family trust, a credit card receivables management firm which became The Credit Store. In January 1996 a company affiliated with The Credit Store acquired Service One International, Inc., a credit card originator and servicer located in Sioux Falls, South Dakota. In October 1996 the trust and other shareholders sold The Credit Store and its affiliates, including Service One, to a New York-based financial services group in a transaction which included the acquisition of the MBDA. Since that time, Mr. Galanis, in his capacity as a principal of Vianden Capital, has assisted Thesseus in completing the acquisition of the assets of two Canadian investment partnerships, and has advised Thesseus on several financial services industry investments in Canada, the US and the UK. Mr. Galanis was also a founder of Thesseus and has served as a director since February 9, 1998.

         Michael Bodnar. Mr. Bodnar has been Chief Financial Officer of Thesseus since December 1997. He has been a member of the British Columbia and Canadian Institutes of Chartered Accountants since 1978. From June 1997 until he joined Thesseus, Mr. Bodnar was Chief Financial Officer of a group of financial services sector companies with offices in Vancouver that concentrated in the distressed debt field. In this capacity, his responsibilities included overseeing the accounting and record keeping functions for a portfolio of both performing and non-performing Visa(R) and MasterCard(R) receivables. From March 1983 to April 1997 Mr. Bodnar was Vice President, Finance for Wosk's Ltd., a major Western Canadian retailer of furniture, appliances and electronics products, where his responsibilities included overseeing all areas of consumer finance, including credit card programs. From 1973 to 1983 he was a Senior Manager with KPMG in its Vancouver and New Westminster offices, where he performed audit and general business advisory services.

         Rory Knight. Dr. Knight is Dean of Templeton College, the graduate business school at Oxford University, a position he has held since 1994. He is also a Fellow in Finance at the College. Dr. Knight has extensive experience in working and consulting in the financial sector in the UK, Europe and Asia. Prior to coming to Oxford he was the Deputy Director of a foundation within the Swiss National Bank (the central bank of Switzerland) from 1986 to 1994. In this capacity he worked directly with the Directorate and with the International Banking sector. Dr. Knight's work on shareholder value has been published internationally and includes the Value Creation Quotient (VCQ(TM)), his public company quantitative analysis.

         Dr. Knight acts as a consultant to a number of banks and large corporations on financial management issues. He has also held chairs in Finance in the University of Cape Town and IMD, Lausanne, and is the Chairman of the Finance group within the Ecole Nationale des Ponts et Chaussees in Paris. In early 1997 the University of Oxford appointed Dr. Knight to the newly created post of Deputy Director in the University's School of Management Studies with special responsibility for Executive Education. Dr. Knight's role has been to develop and co-ordinate the University's accredited courses for managers and executives.

         Dr. Knight was also a founder of Thesseus and has served as a director since its inception, and is a founding partner of KnightVianden Capital with Messrs. Galanis and Washington.

         Kevin Washington. Mr. Washington is and has been since 1997 a principal in Olympic Holdings, a privately held equity securities investment and trading firm with offices in Los Angeles and London. He is a founding partner of KnightVianden Capital. Mr. Washington is also a partner in a family partnership which has interests in real estate, avionics and other venture capital investments.

         Leighton Bloom. Mr. Bloom is currently and has been since 1998 a technology consultant to Key Bank on Internet and intranet information retrieval and publishing. He was a senior technology consultant to Chemical Bank and its successor Chase Manhattan Bank from 1993 until August 1999, developing techniques for management of, and information mining and distribution from, very large investment databases in support of private, corporate and mutual fund asset managers, most recently for intranet publication. Previously, from 1991 to 1993, Mr. Bloom was a senior consultant to Donaldson, Lufkin & Jenrette on the collection, management and internal publication of investment banking information; to Avon Corporation on data mining and analysis of marketing program effectiveness; and to Aetna, Inc. on the optimization of computer-based corporate health care customer service interactions. During 38 years in the computing industry, Mr. Bloom has developed systems for several other firms in the financial services industry as well as firms in other industries that include publishing, litigation, real estate, natural resources, manufacturing, transportation, communications, and advertising.

                               Page 6 of 9 Pages

         Mr. Bloom has extensive experience in the conception, architecture and design of multi-tier systems that rely on, in addition to mainframe, mid-range and personal computers, massive data storage and a wide variety of data and voice communication technologies, including recently developed techniques for heterogeneous-content interchange via the Internet.

         Compensation

         It is anticipated that the Company will pay Messrs. Weitzel, Galanis, Washington and Bloom annual salaries of $240,000 each, and Mr. Bodnar an annual salary of $60,000. Messrs. Washington, Galanis, Bloom and Bodnar will receive no additional compensation for the services they will perform for CASA. The Board intends to accrue the compensation payable to Messrs. Galanis and Washington until it determines that the Company's cash flow is reasonably adequate to make these payments.

         The Company has agreed to grant options (the "Options") to purchase an aggregate of 4,250,000 shares of its Common Stock to its officers and directors in consideration for their respective agreements to serve in the capacities set forth herein. The Options, which will be reflected in written agreements to be executed between the Company and the optionees, are intended to qualify as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended. They will contain appropriate anti-dilution provisions and will become exercisable immediately after the Company amends its Articles of Incorporation to increase the number of shares of Common Stock it is currently authorized to issue. The Options will terminate on the sooner of five years after the date of issuance or 90 days after the optionee ceases to be affiliated with the Company. The exercise price for the Options granted to Mr. Bodnar and Dr. Knight is $0.08 per share which is 100% of the fair market value of the shares as determined by the Board of Directors on the date of the agreement. The exercise price for the Options granted to Messrs. Galanis, Washington and Bloom is 110% of the fair market value or $0.09 per share. The following table sets forth the name of each optionee, the number of shares underlying the Options granted to him, and the per share exercise price of the Options:

                                          Number of
         Name of Optionee             Underlying Shares          Exercise Price
         ----------------             -----------------          --------------
         Harry J Weitzel                  1,000,000                  $  0.09

         Jason W. Galanis                 1,000,000                  $  0.09

         Kevin Washington                 1,000,000                  $  0.09

         Leighton Bloom                   1,000,000                  $  0.09

         Rory Knight                        200,000                  $  0.08

         Michael Bodnar                      50,000                  $  0.08


         Information Relating to the Company's Securities

         As of the date hereof, the Company is authorized to issue an aggregate of 20 million shares of common stock, par value $0.001, of which 8,495,000 shares are outstanding.

                               Page 7 of 9 Pages

         Each holder of Common Stock is entitled to one vote for each share on all matters to be voted upon by the shareholders. Holders of Common Stock have cumulative voting rights. They are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock would be entitled to share in the Company's assets remaining after the payment of liabilities. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. In addition, there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non assessable.

         Principal Shareholders

         The following table sets forth information with respect to the beneficial ownership of shares of Common Stock as of the date hereof by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock; each of the Company's directors and executive officers; and all officers and directors as a group.

         The Company has determined beneficial ownership in accordance with the rules of the SEC which include voting or investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the number of shares beneficially owned by them. The number of shares of outstanding Common Stock used in calculating percentage ownership for each listed person includes the shares of Common Stock underlying options or warrants held by the person and exercisable within 60 days after the date hereof, but excludes shares of Common Stock underlying options or warrants held by any other person. Jason Galanis and Derek Galanis are brothers and Kevin Washington and Kyle Washington are brothers. All addresses for the officers and directors are c/o Shanecy, Inc., 1530-625 Howe Street, Vancouver, British Columbia V6C2T6.

                                                 Shares of          Approximate
                                              Common Stock            Percent
                                                Beneficially            of
         Name and Address                         Owned                Class
         ----------------                     --------------        -----------
         Thesseus International
          Asset Fund NV (1), (2)
         Zeelandia Office Park,
         16 Kaya W.F.G. (Jombi)
         Mensing, Curacao,
         Netherlands Antilles                   1.5 million           17.65

         Harry J Weitzel                             (3)                -

         Jason W. Galanis (1) and (2)                (3)                -

         Kevin Washington (2)                        (3)                -

         Michael Bodnar                              (4)                -

         Rory Knight                                 (5)                -

         Leighton Bloom                              (3)                -

         Derek M. Galanis                        820,000               9.90
         445 Marine View Avenue
         Del Mar, California 92014

         Kyle Washington                         820,000               9.90
         10 Pemberton avenue
         North Vancouver, BC V7P2R1

         Officers and Directors              (1) through (5)            -


                               Page 8 of 9 Pages

         (1) Mr. Galanis is a one fourth beneficiary of a family trust that owns 90,867 shares of C Preferred Stock and 2,970,640 shares of Common Stock of Thesseus. He has no voting or investment power with respect these securities and, accordingly, declaims any beneficial ownership in them.

         (2) Thesseus has a contractual right to receive 8.5 million shares of Preferred Stock when the Company amends it Articles of Incorporation to authorize the issuance of preferred stock. Each share of Preferred Stock, which will contain appropriate anti-dilution provisions, will be initially convertible into one share of Common Stock. In order to obtain liquidity in its investments, Thesseus has entered into an agreement with Messrs. Washington and Galanis pursuant to which the Preferred Stock, and any Common Stock into which it may be converted, are subject to a put and call option. The aggregate price for exercising this option is $6.69 million. The number of shares subject to this right, which will terminate two years after the date the Preferred Stock is issued, will decrease by 5% every three months, but the aggregate purchase price will not decrease. The right to call can be exercised only by Messrs. Washington and Galanis acting together and only for the entire amount of shares subject to purchase at the time of exercise.

         (3) Excludes 1 million shares underlying Options to be become exercisable when the Company amends its Articles of Incorporation to increase the number of shares of Common Stock it is currently authorized to issue.

         (4) Excludes 50,000 shares underlying Options to be become exercisable when the Company amends its Articles of Incorporation to increase the number of shares of Common Stock it is currently authorized to issue.

         (5) Excludes 200,000 shares underlying Options to be become exercisable when the Company amends its Articles of Incorporation to increase the number of shares of Common Stock it is currently authorized to issue.

         Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SHANECY, INC.
                                               ------------------------------
                                               (Registrant)

         Date   November 26, 1999              /s/Jason W. Galanis
                                               ------------------------------
                                               Jason W. Galanis, President

                               Page 9 of 9 Pages